Customers Bancorp
701 Reading Avenue
West Reading, PA 19611

Contacts:
Carla Leibold, CFO 484-923-8802
Sam Sidhu, President 484-744-8985

Customers Bancorp Announces Common Stock Repurchase Plan and Updates 2021 Core EPS Guidance

West Reading, PA August 26, 2021 - Customers Bancorp, Inc. (NYSE: CUBI) announced today that its Board of Directors authorized a new share repurchase plan to repurchase up to 10% of its outstanding common stock as of June 30, 2021 over a one-year period.

“This authorization reflects the next step in our multiphase strategy to increase shareholder value,” said Jay Sidhu Chairman and CEO of Customers Bancorp, Inc. “We could not be happier with where we stand today and the prospects of our company. Depending on the timing of PPP loan forgiveness, we now expect 2021 core earnings per share to be between $7.00 and $8.00, with a resulting book value of up to $37.00 per share by year-end 2021, before the effect of any common share repurchases. We also expect to launch our previously announced Real Time Payments systems network before the end of third quarter 2021. As a forward-thinking technology enabled regional community bank, we are excited about our future. Our fintech capabilities generated $72.5 million of shareholder value creation through the BankMobile divestiture and special one-time dividend and about $400 million of total anticipated revenues from PPP alone,” commented Sidhu.

The timing and amount of common stock repurchases made pursuant to the Customers Bancorp common stock repurchase program are subject to various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, regulatory requirements and limitations, and general market conditions. Also, it may be suspended at any time. The common stock repurchases may be effected through open market purchases or privately negotiated transactions, including repurchase plans that satisfy the conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the adverse impact on the U.S. economy, including the markets in which we operate, of the coronavirus outbreak, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2020, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

About Customers Bancorp, Inc.

Customers Bancorp, Inc. (NYSE:CUBI) is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank, a full-service bank with $19.6 billion in assets at June 30, 2021. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking and lending services to small and medium-sized businesses, professionals, individuals and families. Services and products are available wherever permitted by law through mobile-first apps, online portals, and a network of offices and branches.